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                                                                 EXHIBIT 3.1(c)

                        CERTIFICATE OF AMENDMENT
                                 OF
           AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                 OF
                       WIND RIVER SYSTEMS, INC.


     Ronald A. Abelmann and Richard W. Kraber hereby certify that:

     FIRST: They are the duly elected and acting President and Secretary of Wind River Systems, Inc., a Delaware corporation.

     SECOND: The name of this Corporation is Wind River Systems, Inc. (the "Corporation").

     THIRD: The date on which the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") is October 14, 1993. The date on which the Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed with the Secretary of State is July 24, 1996.

     FOURTH: The amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth below was duly adopted by the Board of Directors of the Corporation, and approved by the Stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: Article IV, Paragraph 1 of the Corporation's Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

          "1.     This corporation is authorized to issue two classes of
     stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred and Twenty-Seven Million (127,000,000) shares. One Hundred Twenty-Five Million (125,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment of Amended and Restated Certificate of Incorporation this 26th day of June, 1998 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation of Wind River Systems, Inc. is the act and deed of Wind River Systems, Inc.

                                          WIND RIVER SYSTEMS, INC.


                                          By:  /s/ Ronald A. Abelmann
                                               -------------------------------
                                               Ronald A. Abelmann, President

Attest:


By:  /s/ Richard W. Kraber
     -------------------------------
     Richard W. Kraber, Secretary